                                                                    EXHIBIT 99.4
                            UNITED STATES STEEL LLC
                              to be converted into
                        UNITED STATES STEEL CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                                FOR EXCHANGE OF
                     6.50% CUMULATIVE CONVERTIBLE PREFERRED
               STOCK OF USX CORPORATION ("6.50% PREFERRED STOCK")

   This Notice of Guaranteed Delivery ("Notice") relates to the offers (the "Exchange Offers") of United States Steel LLC, to be converted into United States Steel Corporation ("United States Steel"), to exchange up to an aggregate principal amount of $365 million of [ ]% Senior Quarterly Income Debt Securities due 2031 ("[ ] SQUIDS") of United States Steel for an equal face amount of 6.50% Cumulative Convertible Preferred Stock of USX Corporation ("6.50% Preferred Stock"), 6.75% Convertible Quarterly Income Preferred Securities (QUIPS SM) of USX Capital Trust I ("6.75% QUIPS"), and 8.75% Cumulative Monthly Income Preferred Shares, Series A (MIPS(R)), of USX Capital LLC ("8.75% MIPS"). You must use this Notice, or one substantially equivalent to this form, to tender your 6.50% Preferred Stock in the Exchange Offers if,
on or prior to [    ], 2001 (or any such date to which the Exchange Offers may be extended, the "Expiration Date"), either (i) the procedures for book-entry transfer of your 6.50% Preferred Stock cannot be completed, or (ii) you are unable to properly complete and sign the yellow Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained in such Letter of Transmittal, and deliver the Letter of Transmittal, and any required signature guarantees and other required documents, together with your certificates representing shares of 6.50% Preferred Stock, to The Bank of New York (the "Exchange Agent"), at the addresses or facsimile numbers set forth on page 2 of this Notice. This Notice may be delivered by hand, overnight courier or mail, or transmitted via facsimile, to the Exchange Agent and must be received by the Exchange Agent prior to the Expiration Date from an Eligible Guarantor Institution (as defined on the last page hereof). In order to utilize the guaranteed delivery procedure to tender 6.50% Preferred Stock pursuant to the Exchange Offers, either (i)(a) you must guarantee that the procedures for book-entry transfer of your 6.50% Preferred Stock will be completed, and that the Exchange Agent will receive an agent's message or a properly completed, dated and duly executed Letter of Transmittal relating to your 6.50% Preferred Stock (or facsimile thereof), with any required signature guarantees, in each case, within two New York Stock Exchange trading days after the date of execution of this Notice, and (b) the Exchange Agent must actually receive a book-entry transfer of your 6.50% Preferred Stock into the account of the Exchange Agent at DTC, together with an agent's message or a properly completed, dated and duly executed Letter of Transmittal (or facsimile thereof), within two New York Stock Exchange trading days after the date of execution of this Notice; or (ii)(a) you must guarantee that the Exchange Agent will receive a properly completed, dated and duly executed Letter of Transmittal relating to your 6.50% Preferred Stock certificates, with any required signature guarantees and other required documents, together with your 6.50% Preferred Stock certificates, within two New York Stock Exchange trading days after the date of execution of this Notice, and (b) the Exchange Agent must actually receive your 6.50% Preferred Stock certificates, together with a properly completed, dated and duly executed Letter of Transmittal with any required signature guarantees and other required documents, within two New York Stock Exchange trading days after the date of execution of this Notice. Capitalized terms not defined herein have the meanings assigned to them in the prospectus of United States Steel dated October [ ], 2001 relating to the Exchange Offers (as may be amended or supplemented from time to time, the "Prospectus").
                 The Exchange Agent For The Exchange Offers Is:
                              The Bank of New York

By Hand and Overnight
 Courier:                    By Registered or Certified Mail: By Facsimile (Eligible Institutions only):
      20 Broad Street                20 Broad Street                        (914) 773-5015
Corp. Trust Services Window    Corp. Trust Services Window                  (914) 773-5025
 New York, New York 10286        New York, New York 10286
 Attn: Reorganization Unit      Attn: Reorganization Unit              To Confirm by Telephone:
                                                                            (914) 773-5735

   DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   Ladies and Gentlemen:

   The undersigned hereby tenders to United States Steel, upon the terms and subject to the conditions set forth in the Prospectus, and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate face amount of 6.50% Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offers -- Procedures for Tendering -- Guaranteed Delivery" on page [ ].


                                PLEASE SIGN HERE

X ____________________________________________________________________________

X ____________________________________________________________________________
   Signature(s) of Owner(s)                                                 Date
   or Authorized Signatory

______________________________________________________________________________
                          Area Code and Telephone Number

Must be signed by the holder(s) of the 6.50% Preferred Stock as the name(s) appear(s) on the 6.50% Preferred Stock certificate(s) or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. Please print name(s) and address(es).


Name(s): _____________________________________________________________________

______________________________________________________________________________

Capacity: ____________________________________________________________________

Address(es): _________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________


_______________________________________________________________________________
Aggregate Face Amount of 6.50% Preferred Stock Tendered

_______________________________________________________________________________
Name(s) of Registered Holder(s)

_______________________________________________________________________________
Name of Eligible Guarantor Institution Guaranteeing Delivery

Provide the following information for 6.50% Preferred Stock certificates to be delivered to the Exchange Agent:

_______________________________________________________________________________
Certificate Numbers for 6.50% Preferred Stock

Provide the following information for 6.50% Preferred Stock to be tendered by book-entry transfer:

_______________________________________________________________________________
Name of Tendering Institution

_______________________________________________________________________________
DTC Account Number

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                   GUARANTEE
                    (Not To Be Used For Signature Guarantee)

   The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "Eligible Guarantor Institution," which definition includes: (i) Banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Act; (iii) Credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) National securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Act; and (v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the Exchange Agent, within two New York Stock Exchange trading days after the date of execution of this Notice, the 6.50% Preferred Stock tendered hereby, either: (a) by book-entry transfer, to the account of the Exchange Agent at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with an agent's message or one or more properly completed, dated and duly executed Letter(s) of Transmittal (or facsimile thereof), with any required signature guarantees, and any other required documents, or (b) by delivering certificates representing the 6.50% Preferred Stock tendered hereby, together with one or more properly completed, dated and duly executed Letter(s) of Transmittal (or facsimile thereof), with any required signature guarantees, and any other required documents.

   The undersigned acknowledges that it must deliver the 6.50% Preferred Stock tendered hereby, either (i) by book-entry transfer into the account of the Exchange Agent at DTC, together with an agent's message, or Letter(s) of Transmittal (or facsimile thereof), and any required signature guarantees and other required documents, or (ii) by delivering to the Exchange Agent certificates representing the 6.50% Preferred Stock tendered hereby, together with the Letter(s) of Transmittal (or facsimile thereof), and any required signature guarantees and other required documents, in either case, within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                             (Please Type or Print)



    ________________________________      ________________________________
               (Firm Name)                     (Authorized Signature)


    ________________________________      ________________________________
             (Firm Address)                            (Title)

    ________________________________      ________________________________
                                                       (Date)

    ________________________________
    (Area Code and Telephone Number)



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